Exhibit 99.5

CONSENT OF GLENN R. CLARK

I hereby consent to the reliance in this Registration Statement on Form F-4 of Gammon Gold Inc. on my report entitled “EI Cubo Gold Silver Mine, Guanajuato, Mexico” dated October 15, 2009.

Dated: November 4, 2010

Glenn R. Clark, P. Eng.
President,
Glenn R. Clark & Associates Limited